                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        TERRA GLOBAL COMMUNICATIONS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------


                                        I

                         TERAGLOBAL COMMUNICATIONS CORP.

                       9171 Towne Centre Drive, Suite 600
                           San Diego, California 92122

             ------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 30, 2000

              -----------------------------------------------------


         The annual meeting of the Shareholders of TeraGlobal Communications Corp. (the "Company") will be held at the Scripps Green Hospital Auditorium located at 10666 North Torrey Pines Road, La Jolla, California 92037, at 6:00 p.m. on May 30, 2000, for the following purposes:

         1.       To elect a board of six (6) Directors.

         2. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

         Only shareholders of record as of March 31, 2000, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

         The Company's Proxy Statement is attached to this notice. Financial and other information concerning the Company is contained in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

         Your vote is important regardless of the number of shares of stock that you hold. Whether or not you plan to attend in person, you are urged to fill in the enclosed proxy and to sign and forward it. We have enclosed a business reply envelope for your convenience, which requires no postage if mailed in the United States. It is important that your shares be represented at the meeting to ensure the presence of a quorum. Any shareholder who signs and sends in a proxy may revoke it by executing a new proxy with a later date, by delivering written notice of revocation to the Secretary of the Company at any time before it is voted, or by attending the meeting and voting in person. Your cooperation in promptly returning your proxy will help limit expenses incident to proxy solicitation.


                                              By Order of the Board of Directors



April 11, 2000                                David Fann, Chairman of the Board

                         TERAGLOBAL COMMUNICATIONS CORP.
                       9171 Towne Centre Drive, Suite 600
                           San Diego, California 92122

             ------------------------------------------------------

                                 PROXY STATEMENT

             ------------------------------------------------------

INTRODUCTION

         This proxy statement is furnished by and on behalf of the Board of Directors of TeraGlobal Communications Corp., a Delaware corporation (the "Company") in connection with solicitation of proxies for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting"), and at any postponements thereof. The Annual Meeting will be held at 6 p.m. on May 30, 2000, at the Scripps Green Hospital auditorium located at 10666 North Torrey Pines Road, La Jolla, CA. Only shareholders of record at the close of business on March 31, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. There were 19,854,663 shares of common stock issued and outstanding as of the Record Date. Proxies and proxy statements will first be given to shareholders on approximately April 17, 2000.

         The Company is bearing the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. Proxies are being furnished by mail and may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the Record Date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice.

VOTING

         A majority of the outstanding shares, represented in person or by proxy, will constitute a quorum at the meeting. Shareholders of record as of the Record Date are entitled to one vote for each share held on all matters to come before the meeting, except that as described below, shareholders may have cumulative voting rights with respect to the election of Directors. Except with regard to the election of directors, a majority of the shares constituting the quorum must vote "for" a proposed action in order to approve such action. With respect to the election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

         Certain provisions of California corporate law apply to the Company by virtue of its physical presence in that state, including the right to cumulative voting for Directors. The proxy process does not permit shareholders to cumulate votes. No shareholder can cumulate votes unless the candidate's name for which such votes are to be cast has been placed in nomination prior to voting and a shareholder has given notice of the shareholder's intention to cumulate the shareholder's votes at the meeting and prior to voting. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Management does not, at this time, intend to give notice of cumulative voting or to cumulate the votes it may hold pursuant to the proxies solicited by this Proxy Statement. However, if a shareholder gives the required notice at the meeting, management intends to cumulatively vote all of the proxies held by it in favor of the nominees for office as set forth in this Proxy Statement.

         All proxies that are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on. An abstention from voting or a broker non-vote will not be counted in the voting process. The shares represented by proxies that are returned properly signed will be voted in accordance with the shareholders' directions. If the proxy card is signed and returned without direction as to how the shares are to be voted, they will be voted as recommended by the Board of Directors. Shareholders may revoke any proxy before it is voted by attending the meeting and voting in person, by executing a new proxy with a later date and delivering it to the Secretary of the Company, or by giving written notice of revocation to the Secretary of the Company.

      CERTAIN INFORMATION WITH RESPECT OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

         During fiscal year 1999 the Board of Directors met on six occasions. The Board also took action by written consent on 11 occasions. The Company formed Audit and Compensation Committees in April 1999. The Company does not have a Nominating Committee. The Audit Committee is responsible for reviewing the services performed by the Company's independent auditors and internal audit department, evaluating the Company's accounting policies and its system of internal controls and reviewing significant financial transactions. The Compensation Committee is primarily responsible for reviewing compensation to be paid to the Company's officers and for administering the Company's equity-based incentive plans. Messrs. John F.A.V. Cecil, Lawrence Lacerte and William O. McCoy, none of whom are employees, are the members of the Audit Committee. Messrs. Cecil and McCoy are the members of the Compensation Committee. During fiscal year 1999, the Audit Committee met once and the Compensation Committee met twice.

         The name of, principal occupation of, and certain additional information about the Company's six directors, each of whom are also nominees, are set forth below, together with information concerning the Company's executive officers.


                  Name                               Age               Position
                  ----                               ---               --------
                  David Fann                         45                Chairman and Chief Executive Officer
                  Paul Cox                           36                Director and President
                  Grant K. Holcomb                   40                Director and Chief Technical Officer
                  John F.A.V. Cecil                  43                Director
                  Lawrence Lacerte                   47                Director
                  William O. McCoy                   65                Director
                  Frederick C. McGee                 53                Chief Financial Officer
                  James A. Mercer III                38                Executive Vice President and Secretary

         DAVID FANN. Mr. Fann has been the Chief Executive Officer and a Director of the Company since September 1998. He has served as Chairman of the Board of Directors since June 24, 1999. He has been the President of TechnoVision Communications, Inc., a subsidiary of the Company, since November 1995. From February 1995 to October 1995, Mr. Fann served as Vice President of Sales and Marketing for Quadraplex, a videoconferencing company. He co-founded Totally Automated Systems Communications, a Unix-based communications company, in January 1993 and served as Vice President of that company from January 1993 until January 1995. From January 1987 to December 1992, he served as Operations Officer for Networks, Inc.

         PAUL COX. Mr. Cox has been President of the Company since February 1997. He served as Chairman of the Board of Directors from February 1997 until June 24, 1999. He founded and became the President of ATI Access Technologies Inc. in 1996 and Video Stream Inc. in February of 1997. In 1995, Mr. Cox was the President and a shareholder of International Video Conferencing, Inc., a provider of video conferencing facilities, and had earlier been an Associate with Pierce Scraper, where he advised clients on commercial investments. In 1994, he was a Senior Analyst with Colliers International, a commercial real estate leasing and advisory firm. Prior to 1994, Mr. Cox practiced commercial and residential mortgage administration with Canada Trust. Mr. Cox holds a Bachelor of Arts in International Relations and Economics from the University of British Columbia.

         GRANT K. HOLCOMB. Mr. Holcomb has been a director and the Chief Technical Officer of the Company since December 1997. From July 1996 to July 1998, Mr. Holcomb was the founder and President of Interactive Solutions Group, Inc., a computer and network design group which focused on collaborative communications applications. From July 1991 to April 1996, Mr. Holcomb was the Vice President of Research and Development at Multimedia Design Corporation. From August 1990 to April 1991, he served in the United States Marine Corps as an Operations and Commanding Officer in Operation Desert Shield and Operation Desert Storm. From August 1987 to August 1990, he served as an instructor of Electrical Engineering and Digital Logic and Microprocessors at the U.S. Naval Academy. Mr. Holcomb holds a Bachelor of Science degree in Electrical Engineering from The Citadel and has completed his academic requirements for his Masters of Science degree in Electrical Engineering from The Naval Postgraduate School.

         JOHN F.A.V. CECIL. Mr. Cecil has been a director of the Company since March 1999. Since 1992 Mr. Cecil has served as the President of Biltmore Farms Inc., a real estate development company. Mr. Cecil is currently a member of the Board of Directors of First Union -- Mid-Atlantic, Mission-St. Joseph's Health Systems, Inc., and The Association of Governing Boards of Universities and Colleges. He is also the Vice-Chairman - Board of Governors of the University of North Carolina, which is responsible for the general determination, control, supervision, management and governance of all affairs of the 16 constituent institutions. Mr. Cecil holds a Bachelor of Arts degree from the University of North Carolina at Chapel Hill and a Masters in International Management, from the American Graduate School of International Management.

         LAWRENCE LACERTE. Mr. Lacerte joined the Company's Board of Directors in December 1999. Mr. Lacerte founded and served as President of Lacerte Software Corporation, developers of tax preparation software, from 1979 until its sale to Intuit Corporation in May 1998. Following the sale, Mr. Lacerte founded Lacerte Technologies, a company specializing in technology and Internet related ventures. Mr. Lacerte also serves on the boards of directors of various technology companies, including Citadel Technology, Inc., How2.com, Inc., and Worldpoint Interactive, Inc. Mr. Lacerte is actively involved in the community, serving on the boards of the SMU Cox School of Business, the Hockaday School, St. Mark's School of Texas, the Juvenile Diabetes Foundation and the Crystal Ball Advisory Board.

         WILLIAM O. MCCOY. Mr. McCoy joined TeraGlobal's Board of Directors in April 1999. Since April of 1999 he has served as Acting Chancellor for the University of North Carolina. Since December 1997 he has been a partner in Franklin Street Partners, an investment management firm. From 1995 to 1998, he served as Vice President and Chief Financial Officer for the University of North Carolina. From 1984 to 1994, he served as Vice Chairman of the Board of BellSouth Corporation and from 1986 to 1994, he served as President and Chief Executive Officer of BellSouth Enterprises. Mr. McCoy currently serves as a director of the following companies: Carolina Power & Light, an electricity generator and distributor in North and South Carolina; The Kenan Corporation, a tanker transport company specializing in bulk commodities (chiefly gasoline, propane and chemicals); Liberty Corporation, a holding company for Liberty Life Insurance and Cosmos Broadcasting; Weeks Corporation, a self-administered and self-managed real estate investment trust. Mr. McCoy is also a Trustee of Fidelity Investments, the largest mutual fund company in the world. Mr. McCoy received his Bachelor of Arts degree in business administration from the University of North Carolina at Chapel Hill and holds a Master's degree in management from the Massachusetts Institute of Technology where he was a Sloan Fellow.

         FREDERICK C. MCGEE. Mr. McGee was appointed Chief Financial Officer of the Company in March 2000. From August 1996 to August 1999, Mr. McGee was Executive Vice President and Chief Financial Officer of Daou Systems, Inc., a publicly traded information technology company specializing in healthcare providers. From October 1988 to July 1996, he was Vice President of Finance and Chief Financial Officer of Infrasonics, Inc., a publicly traded manufacturer of medical devices used in respiratory care. Prior thereto, Mr. McGee held various financial and management positions with Sears Roebuck & Company and other retail, wholesale and manufacturing companies. He holds a Bachelors of Science Degree in Finance from San Diego State University.

         JAMES A. MERCER III. Mr. Mercer has been the Executive Vice President of the Company since February 2000 and Secretary of TeraGlobal since April 1999. From April 1994 to March 1999, Mr. Mercer was a partner of and associated with the law firm of Luce, Forward, Hamilton & Scripps LLP, San Diego, California, where he specialized in corporate and securities law. From December 1991 to April 1994, Mr. Mercer was associated with the law firm of O'Connor, Cavanagh, Andersen, Westover, Killingsworth & Beshears, Arizona. From August 1989 to December 1991 he was associated with the law firm of Ervin, Cohen & Jessop, Beverly Hills, California. Mr. Mercer obtained his Bachelor of Arts from the University of California Los Angeles. He obtained a Masters in Business Administration with concentration in administrative finance from the California State University Fullerton. He received his Juris Doctor from the University of Southern California.

DIRECTOR COMPENSATION

         Directors do not receive compensation for their services as directors. Outside directors are reimbursed for their expenses incurred to attend meetings. In addition, outside directors are eligible for stock option grants pursuant to the Company's 1997 Stock Option Plan and the 1999 Stock Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 31, 2000 certain information with respect to the beneficial ownership of common stock by (a) each person known by the Company to be the beneficial owner of more than 5% of its outstanding common stock, (b) each of the Company's directors and (c) all directors and executive officers as a group. Except as noted below, to the best of the Company's knowledge, each of such persons has sole voting and investment power with respect to the shares beneficially owned.


         NAME AND ADDRESS OF
         BENEFICIAL OWNER                                 SHARES                      PERCENT OF CLASS
         -------------------                              ------                      ----------------
         Paul Cox                                        6,525,450                           32.87%
         David Fann                                   1,600,000(1)                            7.82%
         Grant K. Holcomb                             1,718,950(1)                            8.40%
         John F.A.V. Cecil                             107, 175(2)                             .54%
         Lawrence A. Lacerte                            818,452(3)                            4.11%
         William O. McCoy                                55,000(4)                             .28%
         James A. Mercer, III                           301,000(5)                            1.52%
         Fred McGee                                      15,000(6)                             .08%
         All executive officers and directors        11,141,027(7)                           52.29%
            as a group (8 persons)

--------------------
(1) Includes 600,000 shares issuable upon the exercise of outstanding stock options.
(2) Includes 50,000 shares issuable upon the exercise of outstanding stock options. Also includes 5,200 shares held in trust for the benefit of Mr. Cecil's minor children. Mr. Cecil disclaims beneficial ownership of such shares.
(3) Includes 37,500 shares issuable upon the exercise of outstanding stock options.
(4) Includes 50,000 shares issuable upon the exercise of outstanding stock options.
(5) Includes 100,000 shares issuable upon the exercise of outstanding stock options.
(6) Represents shares issuable upon the exercise of outstanding stock options.
(7) Includes 1,452,500 shares issuable upon the exercise of outstanding stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock. Upon filing any such report with the Securities and Exchange Commission, the filing person must furnish the Company with a copy of such report. James A. Mercer III, Executive Vice President and Issa Nakhleh, then Chief Financial Officer each acquired stock from the Company in stock grant transactions which took place in July 1999. The Form 4s for those transactions were filed late. They were filed on the next business day after the reporting deadline. William McCoy, an outside Director of the Company, acquired stock in the market in July 7, 1999. The Form 4 for the transaction was filed March 23, 2000.

                       EXECUTIVE COMPENSATION AND BENEFITS

         The Company's compensation and benefits program is designed to attract, retain and motivate employees to operate and manage the Company for the best interests of its constituents. Executive compensation is designed to provide incentives for those senior members of management who bear responsibility for the Company's goals and achievements. The compensation philosophy is based on a base salary, with opportunity for significant bonuses to reward outstanding performance, and a stock option program.

EXECUTIVE COMPENSATION

         The following tables and notes show the compensation provided to the Chief Executive Officer and the other most highly compensated executive officers, who served as such at the end of fiscal 1999 and whose annual compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                           ANNUAL COMPENSATION          LONG TERM COMPENSATION
                                                           -------------------          ----------------------
                                                                                      RESTRICTED       SECURITIES
                                                                                         STOCK         UNDERLYING
                                                              SALARY         BONUS       AWARDS        OPTIONS/ SARs
               NAME/TITLE                     YEAR               $             $           $              #(1)

------------------------------------        --------       -------------     ------    ----------      -------------
Paul Cox,                                     1999            192,083         --             --                 --
President                                     1998            141,023         --             --                 --

David Fann,                                   1999            192,083        250             --            300,000
Chief Executive Officer                       1998             54,000(2)      --             --            300,000

Grant K. Holcomb,                             1999            192,083        250             --            300,000
Chief Technology Officer                      1998            124,324(3)      --             --            300,000

James A. Mercer III, Executive Vice
President and Secretary                       1999            135,000(4)     250        656,500(5)         100,000

--------------------
(1) Consists solely of options granted under the Company's 1997 and 1999 Stock Option Plans.
(2)      Mr. Fann served as Chief Executive Officer commencing September 1,
         1998.
(3)      Mr. Holcomb served as Chief Technology Officer commencing April 1,
         1998.
(4) Mr. Mercer served as Vice President and General Counsel commencing March 2, 1999.
(5) Consists of 101,000 restricted shares of fully vested, dividend eligible Common Stock, valued at $6.50 per share based upon the December 31, 1999 closing price.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                  NUMBER OF SECURITES           PERCENT OF TOTAL
                                       UNDERLYING             OPTIONS/SARs GRANTED      EXERCISE PRICE
                                  OPTIONS/SARs GRANTED       TO EMPLOYEES IN FISCAL      OR BASE PRICE      EXPIRATION
      NAME                                (#)                         YEAR                 ($/SHARE)           DATE

      -------------                ------------------           ----------------         -------------      -----------
      David Fann                        300,000                      19.79%                  $8.88            2/23/09

      Grant K. Holcomb                  300,000                      19.79%                  $8.88            2/23/09

      James A. Mercer III               100,000                       6.60%                 $10.00            3/2/09

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUE


                                                                                               VALUE OF UNEXERCISED
                                                               NUMBER OF SECURITIES               "IN THE MONEY"
                                                              UNDERLYING UNEXERCISED          OPTIONS/SARs AT FISCAL
                                                              OPTIONS/SARs AT FISCAL               YEAR-END(2)
                                                                   YEAR-END(1)                          $
                             SHARES
                           ACQUIRED ON        VALUE          -----------------------         -----------------------
                            EXERCISE         REALIZED
NAME                            #               $           EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE

----------------            ---------      -----------       -----------------------         -----------------------
David Fann                     --              --                  600,000 / 0                     1,032,000/ 0

Grant K. Holcomb               --              --                  600,000 / 0                     1,545,000/ 0

James A. Mercer III            --              --                   100,000 /0                         0/0


------------------------------
(1) All options granted at 100% of fair market value. Optionees may satisfy the exercise price by submitting currently owned shares, in-the-money options and/or cash.
(2) Calculated based upon the December 31, 1999 fair market value share price of $6.50 less the share price to be paid upon exercise.

EMPLOYMENT AGREEMENTS

         The Company entered into Employment Agreements with each of Paul Cox, David Fann and Grant K. Holcomb effective as of September 30, 1998. Pursuant to those agreements, Paul Cox will serve as President, David Fann will serve as Chief Executive Officer and Grant K. Holcomb will serve as Chief Technical Officer of the Company. Each of these agreements provide for a base annual salary of $162,000 per annum, or a higher amount as the Board of Directors may determine. The Board of Directors amended the Employment Agreements in March 1999 to increase the base salary under each agreement to $200,000. In addition to base salary, Messrs. Fann, Cox and Holcomb are eligible for bonuses under certain conditions and are eligible for stock option grants under the Company's 1997 and 1999 Stock Option Plans and all other profit sharing or bonus plans generally available to Company officers. The agreements expire on September 30, 2002. In the event the Company terminates the executive's employment without cause, each executive will receive his salary remaining through the end of the term of his Employment Agreement, and continuation of certain employee benefits.

         The Company entered into an Employment Agreement with Frederick C. McGee effective as of January 10, 2000. Pursuant to this Agreement, Mr. McGee will serve as Chief Financial Officer of the Company. The Agreement provides for a base annual salary of $225,000 per annum. In addition to base salary, Mr. McGee is eligible for stock option grants under the Company's 1999 Stock Option Plan and all other profit sharing or bonus plans generally available to Company officers. The agreement is terminable at will by either party.

         The Company entered into an Employment Agreement with James A. Mercer III effective as of March 4, 2000. Pursuant to that Agreement, Mr. Mercer will serve as Executive Vice President of the Company. This Agreement provides for a base annual salary of $200,000 per annum. In addition to base salary, Mr. Mercer is eligible for stock option grants under the Company's 1997 and 1999 Stock Option Plan and all other profit sharing or bonus plans generally available to Company officers. The Agreement expires March 4, 2002. In the event the Company terminates Mr. Mercer's employment without cause, he will receive his base salary for a period of three (3) months.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pursuant to an exchange offer which concluded August 10, 1998, the Company acquired 99.1% of the outstanding common stock of TechnoVision Communications, Inc. ("TechnoVision") from its stockholders on the basis of one share of the Company's stock for every two shares of TechnoVision stock exchanged. Mr. Fann, Chairman and Chief Executive Officer of the Company is an officer and director of TechnoVision and was at the time of the exchange offer. Mr. Fann participated in the exchange offer on the same basis as other TechnoVision shareholders. During fiscal 1999, the Company loaned Mr. Fann an aggregate of $60,000. The loans are payable upon demand and bear interest at the minimum applicable federal rate.

         In July 1998, the Company acquired from Interactive Solutions Group, Inc. all of the membership interests in ISG Acquisition, LLC, a Delaware limited liability company wholly owned by Interactive Solutions Group. ISG Acquisition held substantially all of the intellectual property assets of Interactive Solutions Group related to network and multimedia products and technologies. The Company acquired the interest in ISG Acquisition in exchange for the forgiveness of a loan of $160,000 and the assumption of liabilities of ISG Acquisition up to $91,000, for a total purchase price of $251,000. Interactive Solutions Group was formed on July 15, 1996 by Grant Holcomb, its President. Mr. Holcomb is an officer and director of the Company, and was at the time of the acquisition of ISG Acquisition LLC from Interactive Solutions Group.

         During 1998, the Company's TechnoVision subsidiary loaned an aggregate of $56,500 to Mr. Holcomb. The loans were evidenced by promissory notes, payable on or before June 1, 1999, bearing interest at 8% per annum. During fiscal 1999, the Company loaned Mr. Holcomb an aggregate of $221,500. Mr. Holcomb used a portion of the proceeds of this loan to repay the obligation to TechnoVision in full. The loans are payable upon demand and bear interest at the minimum applicable federal rate.

         During 1999, the Company entered into a Service Agreement with Lacerte Technologies to provide TeraMedia-TM- services. During fiscal 1999, the Company received an aggregate of $164,469.38 under the Service Agreement. The majority of that revenue was associated with the one-time sale of equipment. Lacerte Technologies is owned by Lawrence Lacerte, a director of the Company.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

PROPOSAL

         The Directors of the Company are elected annually and hold office until the next annual meeting of shareholders and until their successors shall have been elected and shall have qualified. In the event any nominee is unable to or declines to serve as a director at the time of the annual meeting, the proxy will be voted for a substitute selected by the Board of Directors. Management has no reason to believe, at this time, that the persons named will be unable, or will decline, to serve if elected.

         The nominees for election to the Board of Directors of the Company are:
Paul Cox, David Fann, Grant K. Holcomb, John F.A.V. Cecil, Lawrence A. Lacerte and William O. McCoy.

VOTE REQUIRED

         The six nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of quorum, but have no other legal effect.

RECOMMENDATION

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ALL SIX NOMINEES.

OTHER BUSINESS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented in accordance with their best judgement.

                            PROPOSALS OF SHAREHOLDERS

         For proposals of shareholders to be included at the 2001 annual meeting of shareholders, anticipated to be held in June 2001, such proposals must be received by the Company not later than December 11, 2000. The acceptance of such proposals is subject to Securities and Exchange Commission guidelines.

                          ANNUAL REPORT TO SHAREHOLDERS

         The Company's Annual Report on Form 10-KSB for fiscal year 1999 (which is not part of the Company's proxy soliciting materials) is being mailed to the Company's stockholders with this Proxy Statement. A copy of the Company's Annual Report on Form 10-KSB will be furnished without charge to shareholders upon request to:

                               INVESTOR RELATIONS
                         TERAGLOBAL COMMUNICATIONS CORP.
                       9171 TOWNE CENTRE DRIVE, SUITE 600
                           SAN DIEGO, CALIFORNIA 92122
                                  858/404-5500

                                      By Order of the Board of Directors



                                      David Fann, Chairman of the Board
San Diego, California
April 11, 2000

                REVOCABLE PROXY--TERAGLOBAL COMMUNICATIONS CORP.

                  ANNUAL MEETING OF SHAREHOLDERS--MAY 30, 2000

    The undersigned shareholder(s) of TeraGLOBAL Communications Corp. (the "Company") hereby appoints, constitutes and nominates David Fann and Paul Cox, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Scripps Green Hospital auditorium, 10666 N. Torrey Pines Road, La Jolla, California, on May 30, 2000 at 6:00 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.   ELECTION OF DIRECTORS. To elect the following six
     (6) persons to the Board of Directors of the Company to
     serve until the next Annual Meeting of Shareholders and
     until their successors are elected and have qualified:
     Paul Cox      David Fann      Grant K. Holcomb      John
     F.A.V. Cecil      Lawrence Lacerte      William O.
     McCoy

/ / FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS MARKED TO THE         / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE
CONTRARY)

 A SHAREHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY LINING THROUGH
              OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.

2. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

    The Board of Directors recommends a vote FOR the foregoing proposal. If any other business is properly presented at the Annual Meeting, this Proxy shall be voted in accordance with the judgment of the proxy holders. THIS PROXY ALSO VESTS DISCRETIONARY AUTHORITY TO CUMULATE VOTES. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS USE.

                                                 Date: _________________________

                                                 _______________________________

                                                 _______________________________

                                                          Signature(s)

                                                 _______________________________

                                                        Number of Shares

                                                 I (We) will / /  will not / /
                                                 attend the Annual Meeting in
                                                 person.

                                                 NOTE: PLEASE SIGN YOUR FULL
                                                 NAME. JOINT OWNERS SHOULD EACH
                                                 SIGN. WHEN SIGNING AS ATTORNEY,
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE OR GUARDIAN, PLEASE
                                                 GIVE FULL TITLE AS SUCH.